Exhibit 10.1

NOTICE OF AMENDMENT TO WARRANT TO PURCHASE COMMON STOCK

OF

TYME TECHNOLOGIES, INC.

THIS NOTICE OF AMENDMENT (this “Amendment”), dated as of March 15, 2019, to the Warrant to Purchase Common Stock of Tyme Technologies, Inc. (the “Warrant”), originally issued pursuant that certain Stock Purchase Agreement between Tyme Technologies, Inc. (the “Company”) and                      (the “Holder”), dated March 10, 2017 or April 7, 2017, as applicable, is issued by the Company to the Holder. All capitalized terms used and not defined herein are used as defined in the Warrant.

WHEREAS, the Warrant would otherwise not be exercisable after 5:00 p.m. Eastern Daylight Time on March 21, 2019 or April 7, 2019, as applicable;

WHEREAS, the Company desires and has determined it is in its best interest to extend the Exercise Period of the Warrant; and

WHEREAS, all acts and things have been done and performed which are necessary to make this Amendment when executed on behalf of the Company, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Amendment.

NOW, THEREFORE, the Company amends the Warrant as follows:

1. Extension of Exercise Period. Section 1 of the Warrant is hereby amended to extend the Exercise Period to until 5:00 p.m. Eastern Daylight Time on September 30, 2019.

2. Miscellaneous Provisions.

a. Except as modified by this Amendment, the Warrant remains in full force and effect as originally set forth.

b. This Amendment shall automatically become effective upon the execution of this Amendment by the Company. The Company shall deliver the Amendment to the Holder.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed by its officer thereunto duly authorized as of the day and year first above written.

COMPANY:

Tyme Technologies, Inc.

By:
Name:
Title: